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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61303 and 333-59970) and Form S-8 (Nos. 333-61323, 33-60050, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco
Realty Corporation and Subsidiaries of our report dated February 5, 2002, except as to Note 20, which is dated as of March 8, 2002, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 20, 2002